Exhibit 99.1

Sadot Group Inc. Reports Third Quarter 2023 Results

Reports Q3 Revenue of over $180 Million and over $555 Million for the first 9 months of 2023

Fort Worth, Texas, November 14, 2023 (ACCESSWIRE) – Sadot Group Inc. (Nasdaq: SDOT) (the “Sadot Group” or the “Company”), an emerging player in the global food supply chain sector, today announced its third quarter results ending September 30, 2023. Chief Executive Officer, Michael Roper, Chief Financial Officer, Jennifer Black, and Management will host a conference call at 11:00 AM Eastern Standard Time on November 15, 2023, to discuss the results. All interested parties are invited to join this call (please see registration details at the bottom of this release). The Q3 2023 financial statements for the quarter ended September 30, 2023, are available on the Investors Section of our website as well as on Nasdaq.com.

“We are pleased and proud to report another strong quarter of top line revenue growth, with total revenue crossing the $180 million mark for the quarter,” said Michael Roper, CEO of Sadot Group Inc. “We have now achieved 11 consecutive months, since inception, in which we reported over $45 million in revenue led by our Sadot Agri-Foods division. Also of note, the past quarter marked a significant milestone with the realization of our first revenues from the recent strategic acquisition of our Sadot Zambia farming operation.”

Michael Roper continued, “While we made necessary strategic decisions that resulted in one-time charges in Q3, the Company’s adjusted EBITDA improved year-over-year. We define adjusted EBITDA as Net loss, adjusted for depreciation, amortization, net interest (income) expense, income taxes, impairment expenses, stock-based expenses, and certain non-cash expense.

Importantly, our 2023 year-to-date adjusted EBITDA stands at a positive $2.8 million profit versus a negative $4.1 million loss in 2022, a $6.9 million positive swing versus a year ago. We also showed significant Q3 growth in revenue and assets while the Company expanded into farming and added the Americas and carbon offsets to our trading operations.

As we work to structure the Company to operate efficiently within new verticals of the global food supply chain, it is important to note that our third quarter results were impacted by a number of noteworthy one-time type charges which were realized this quarter, with a significant portion linked to the previously announced restructuring of our legacy restaurant brands, our corporate name change to Sadot Group Inc. and overall financing strategies. While these charges did impact this quarter’s bottom line, they were essential for helping to fortify our long-term financial strength and growth opportunities for the Company.”

Financial highlights for the three months ended September 30, 2023:

●	The Company reported Q3 2023 consolidated revenue of $182 million, a significant increase compared to $3 million for Q3 2022.
●	Q3 2023 non-GAAP adjusted EBITDA from operations was a loss of $841 thousand compared to a $1.4 million adjusted EBITDA loss in the third quarter 2022.
●	Q3 2023 year to date adjusted EBITDA stands at a positive $2.8 million profit versus a negative $4.1 million loss in 2022, a $6.9 million positive swing versus a year ago.
●	Q3 2023 net loss of $5.3 million compared to net loss of approximately $1.9 million for Q3 2022.
●	Sadot Group Inc. as of September 30, 2023, had a cash balance of $2.4 million and a working capital surplus of $9.0 million.
●	Q3 total assets grew by $18.3 million to $90.7 million.

Strategic and operational highlights during the third quarter of 2023 include:

Sadot Agri-Foods Operations

●	Completed 27 transactions in Q3 with the average revenue per transaction of $6.6 million.
●	Average COGS per transaction of $6.5 million.
●	These 27 transactions were completed throughout 16 different countries.
●	Entered into a strategic service agreement with Buenaventura Trading LLC thereby expanding the Company’s commodity trade routes into the Americas and their first trade revenues were realized this past quarter.
●	Reached another milestone with the purchase of our first carbon offset, which we will receive carbon credits to use or trade in the future.

Sadot Farm Operations

●	The Company officially completed the acquisition of farmland in Zambia on August 18, 2023. The acquisition includes approximately 5,000 acres of farmland in the Mkushi Region. Farm operations are expected to provide a reliable supply of grains and tree crops (mango and avocado).
●	In August 2023, the Company achieved its first successful harvest of premium grade winter wheat, yielding 987 metric tons and selling at $515 per metric ton, resulting in revenue exceeding $500,000.
●	In October 2023, the Company planted approximately 540 hectares (1,334 acres) of maize and approximately 314 hectares (775 acres) of soybeans.
●	Established the formation of a collaborative pilot program with local farmers.

Sadot Food Service Operations

●	Initiated restructuring of restaurant subsidiaries in Q3, reducing restaurant operating expense and overhead as well as working capital demands by closing underperforming units while refranchising (selling) most of the remaining company-owned units. The Company is rapidly shifting to a franchise, royalty-generating model focused on the Pokémoto concept.

●	34 Pokémoto locations – 25 franchised and 9 company-owned. The Company recently sold three company-owned units, with another two pending sales, while closing one unit. There are three additional company-owned locations that have been listed for sale. The Company will maintain ownership of two military base restaurants (as required by contract) and one training location in Wichita, Kansas. The Company has a pipeline of over 50 Pokémoto franchise agreements sold but not yet open.

●	13 Muscle Maker Grill locations – 11 franchised and 2 company-owned. The Company has closed two company-owned locations and has two additional locations listed for sale.

●	One Superfit Foods unit, for which the Company is actively seeking strategic alternatives.

Operating Results

As of September 30, 2023, the Company had a cash balance of $2.4 million and a working capital surplus of $9.0 million. The Company’s total assets increased in the third quarter by $18.3 million to $90.7 million as of September 30, 2023, even with impairment of goodwill and intangible assets of $1.6 million as a direct result of optimizing our food service division.

Outlook

Our dedication remains resolute in our pursuit of enhancing shareholder value, securing sustainable growth, and optimizing returns for our esteemed stakeholders through our strategic decision-making. Significantly, we have implemented essential, one-time financial adjustments that were imperative to pave the way for this journey. We eagerly anticipate sharing our ongoing progress and significant milestones with you, confident in the knowledge that we are making decisions today to secure potential future benefits.

Webcast Details

Date: November 15, 2023

Time: 11:00 AM EST / 8:00 AM PST

To register, please use the link below:

https://audience.mysequire.com/webinar-view?webinar_id=353e0953-cfbe-48e8-8ab6-4b27b8a6d7a4

* Please note that when logging into the Webcast individuals must, when prompted to, “allow video and audio” access to your device to view and hear the call.

About Sadot Group Inc.

Sadot Group Inc., formerly known as Muscle Maker Inc., has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world’s growing food security challenges.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China, and the Middle East/North Africa region.

Sadot Group currently operates within three key verticals of the global food supply chain including 1) global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat, corn and carbon offset credits, 2) farm operations producing grains and tree crops in Southern Africa, and 3) food service operations with more than 45 restaurants across the U.S. and Kuwait.

Sadot Group is headquartered in Ft. Worth, Texas with subsidiary operations in Miami, Dubai, Singapore, Kyiv, and Zambia. For more information, please visit www.sadotgroupinc.com.

Sadot Group Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2023	December 31, 2022
	$’000	$’000
Assets
Current assets:
Cash	2,422	9,898
Accounts receivable, net of allowance for doubtful accounts of $0.1 million and $23.4 thousand as of September 30, 2023 and December 31, 2022, respectively	61,208	135
Inventory	237	298
Prepaid expenses and other current assets	571	317
Prepaid forward on carbon offsets	6,424	-
Total current assets	70,862	10,648
Right to use assets	1,806	2,433
Property and equipment, net	13,165	1,895
Goodwill	1,798	2,626
Intangible assets, net	2,953	4,611
Deposit on farmland	-	4,914
Security deposits and other assets	84	103
Total assets	90,668	27,230
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	57,727	1,953
Accrued stock-based compensation expense - related party	-	3,603
Notes payable, net of discount of $0.2 million as of September 30, 2023 - current	3,053	222
Operating lease liability, current	447	560
Deferred revenue, current	97	95
Derivative liability	349	-
Other current liabilities	230	182
Total current liabilities	61,903	6,615
Notes payable, non-current	648	759
Operating lease liability, non-current	1,461	2,019
Deferred revenue, non-current	1,298	1,276
Total liabilities	65,310	10,669
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 150 million shares authorized, 39.0 million and 29.3 million shares issued and outstanding as of September 30, 2023, and December 31, 2022, respectively	4	3
Additional paid-in capital	107,226	95,913
Accumulated deficit	(85,414)	(79,355)
	21,816	16,561
Non-controlling interest	3,542	-
Total stockholders’ equity	25,358	16,561
Total liabilities and stockholders’ equity	90,668	27,230

Sadot Group Inc.

Condensed Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	$’000	$’000	$’000	$’000
Revenues:
Commodity sales	179,975	-	547,900	-
Company restaurant sales, net of discounts	1,937	2,630	6,725	8,075
Franchise royalties and fees	245	170	767	541
Franchise advertising fund contributions	16	24	52	58
Other revenues	-	-	13	-
Total revenues	182,173	2,824	555,457	8,674
Operating Costs and Expenses:
Cost of goods sold	179,268	2,710	544,803	8,834
Impairment of goodwill	828	-	828	-
Impairment of intangible assets	810	-	810	-
Depreciation and amortization expenses	443	525	1,517	1,490
Franchise advertising fund expenses	16	24	52	58
Pre-opening expenses	335	117	371	117
Post-closing expenses	60	159	173	159
Stock-based expenses	1,075	32	5,667	82
Sales, general and administrative expenses	3,310	1,219	7,175	3,620
Total costs and expenses	186,145	4,786	561,396	14,360
Loss from operations	(3,972)	(1,962)	(5,939)	(5,686)
Other Income / (Expense):
Other income	1	55	252	21
Interest income / (expense), net	(301)	11	(320)	(17)
Change in fair value of accrued compensation	297	-	1,161	-
Warrant modification expense	(958)	-	(958)	-
Loss on fair value remeasurement	(349)	-	(349)	-
Gain on debt extinguishment	-	-	-	140
Total other income / (expense), net	(1,310)	66	(214)	144
Loss Before Income Tax	(5,282)	(1,896)	(6,153)	(5,542)
Income tax	13	2	18	16
Net loss	(5,295)	(1,898)	(6,171)	(5,558)
Other comprehensive loss
Currency translation differences	-	-	-	-
Other comprehensive gain, net of income tax	-	-	-	-
Total comprehensive loss	(5,295)	(1,898)	(6,171)	(5,558)
Net loss attributable to:
Equity holders of the parent	(5,183)	(1,898)	(6,059)	(5,558)
Non-controlling interest	(112)	-	(112)	-
	(5,295)	(1,898)	(6,171)	(5,558)
Total net loss attributable to:
Equity holders of the parent	(5,295)	(1,898)	(6,171)	(5,558)
Non-controlling interest	-	-	-	-
	(5,295)	(1,898)	(6,171)	(5,558)
Net Loss Per Share:
Basic and Diluted	(0.14)	(0.07)	(0.18)	(0.20)

Weighted-Average # of Common Shares Outstanding:
Basic and Diluted	37,421,915	28,762,761	33,443,938	28,412,655

Sadot Group Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
	$’000	$’000
Cash Flows from Operating Activities
Net loss	(6,171)	(5,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,517	1,490
Stock-based expenses	5,667	121
Gain on extinguishments of debt	-	(140)
Impairment of goodwill	828	-
Impairment of intangible assets	810	-
Change in fair value of compensation	(1,161)	-
Warrant modification expense	958	-
Loss on disposal of assets	301	206
Bad debt expense	82	(61)
Changes in operating assets and liabilities:
Accounts receivable, net	(61,155)	(143)
Inventory	61	(78)
Prepaid expenses and other current assets	(254)	1,332
Prepaid forward on carbon offsets	(6,424)	-
Security deposits and other assets	19	12
Accounts payable and accrued expenses	55,869	(791)
Accrued stock-based compensation expense - related party	-	-
Deferred rent	-	(128)
Operating right of use asset and liability, net	(46)	132
Deferred revenue	23	297
Derivative liability	349	-
Other current liabilities	48	(104)
Total adjustments	(2,508)	2,145
Net cash used in operating activities	(8,679)	(3,413)
Cash Flows from Investing Activities
Deposit on farmland	4,914	-
Investment in non-controlling interest	3,655	-
Purchases of property and equipment	(12,447)	(575)
Disposal of property and equipment	208	-
Collections from loans receivable	-	71
Net cash used in investing activities	(3,670)	(504)
Cash Flows from Financing Activities
Proceeds from notes payable	7,684	-
Proceeds from exercise of warrants	2,153	-
Repayments of notes payable	(4,964)	(177)
Net cash provided by (used in) financing activities	4,873	(177)
Net Decrease in Cash	(7,476)	(4,094)
Cash – beginning of period	9,898	15,767
Cash – end of period	2,422	11,673

Reconciliations of EBITDA, Adjusted EBITDA and Other Non-GAAP Measures

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculation of the Net loss Margin and Adjusted EBITDA Margin for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	$’000	$’000	$’000	$’000
Net income / (loss)	(5,295)	(1,898)	(6,171)	(5,558)
Adjustments to EBITDA:
Depreciation and amortization expenses	443	525	1,517	1,490
Interest (income) / expense, net	301	(11)	320	17
Income tax	(13)	(2)	(18)	(16)
EBITDA	(4,564)	(1,386)	(4,352)	(4,067)
Adjustments to Adjusted EBITDA:
Impairment of goodwill	828	—	828	—
Impairment of intangible assets	810	—	810	—
Other income	(1)	(55)	(252)	(21)
Change in fair value of accrued compensation	(297)	—	(1,161)	—
Gain on debt extinguishment	—	—	—	(140)
Warrant modification expense	958	—	958	—
Loss on fair value remeasurement	349	—	349	—
Stock-based expenses	1,075	32	5,667	82
Adjusted EBITDA	(842)	(1,409)	2,847	(4,146)
Total revenue	182,173	2,824	555,457	8,674

Net income / (loss) Margin	(2.9)%	(67.2)%	(1.1)%	(64.1)%
Adjusted EBITDA Margin	(0.5)%	(49.9)%	0.5%	(47.8)%

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations:

Frank Pogubila

SVP, Integrous Communications

W - 951.946.5288

E - IR@sadotco.com